UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  January 10, 2013

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Revisions to the Executive Compensation Program for 2013

On January 10, 2013 the Compensation Committee of the Board of Directors of USEC Inc. (“USEC” or the “Company”) approved changes to the executive compensation program for 2013 for the Company’s named executive officers identified in its proxy statement (the “named executive officers”) and other executives.  These changes follow a reexamination of the Company’s executive compensation program, in consultation with the committee's independent compensation consultant, taking into account the uncertainties and challenges facing the Company in 2013.  The changes are designed to keep management and the entire organization focused on critical short-term goals and to provide for retention of key employees, while not increasing the overall risk of the program or encouraging excessive risk taking by executives. The revised incentive and severance opportunities are not limited to executives but will be implemented throughout the Company as appropriate.  The changes for the executives move all long-term incentive compensation for 2013 to short-term cash incentives. However, the changes decrease the executives’ overall target long-term compensation opportunity by 25% and eliminate the potential for the executives to earn an award above target (previously the executives could earn up to 150% of target based on performance). Although this reflects a temporary move away from equity-based compensation for the executives for 2013, the named executive officers each already own significant equity in the Company. USEC hopes to be able to return to a more typical executive compensation program when there is greater certainty regarding the Company’s strategic path. The changes are summarized below:

•	Adopted a new performance-based quarterly cash incentive program for 2013 to replace the existing quarterly cash incentive program that was put in place in 2012;
•
Suspended the annual incentive program and the long-term incentive program for 2013 and shifted the value to the new quarterly cash incentive program, with a 25% reduction in the target value of the long-term incentive component to take into account the reduced program risk as a result of the shorter performance measurement period and shift from equity-based to cash incentive;

•
Revised the Company’s existing severance arrangements to provide increased retentive features and ensure that they are market competitive without significantly increasing the overall cost of the arrangements, including:

o
Revised the Company’s existing executive severance plan to temporarily enhance the severance benefit level for the named executive officers from one times annual base salary and bonus to two times annual base salary and bonus, with the enhanced benefit returning to the existing level effective January 1, 2015; and

o
The named executive officers agreed to revisions to their existing change in control agreements to: (1) reduce the benefit level from two and a half times annual base salary and bonus to two times annual base salary and bonus; (2) eliminate the existing excise tax gross up; and (3) eliminate the additional pension credit.

•	The named executive officers agreed to the cancellation of their existing 2,190,445 unexercised stock options.

Suspension of Annual Incentive Program and Long Term Incentive Program. On January 10, 2013, the Compensation Committee suspended the Annual Incentive Program and the Long Term Incentive Program for 2013 under the USEC Inc. 2009 Equity Incentive Plan and shifted the value of these programs at a reduced target level into the 2013 QIP (as defined below).  Previously, the annual target awards for the named executive officers under the Annual Incentive Program and the Long Term Incentive Program were as follows:

Name	2012 Annual Incentive Program Target Award (as a percentage of base salary)	2012 Quarterly Incentive Plan Target Award (as a percentage of base salary)	2012 Total Long Term Incentive Program Target Award (as a percentage of base salary)	Total 2012 Incentive Target Award
John K. Welch	100%	100%	150%	350%
John C. Barpoulis	70%	70%	110%	250%
Peter B. Saba	70%	70%	90%	230%
Philip G. Sewell	70%	70%	110%	250%
Robert Van Namen	70%	70%	110%	250%

Annual incentive awards under the 2012 Annual Incentive Program and awards of performance based restricted stock under the 2012 Long Term Incentive Program could be from 0% to 150% of the target award amount based on performance.

2013 Quarterly Incentive Plan.  On January 10, 2013, the Compensation Committee approved a new quarterly performance-based cash incentive program under the USEC Inc. 2009 Equity Incentive Plan for the Company’s named executive officers and certain other key employees. The 2013 Quarterly Incentive Plan (the “2013 QIP”) replaces the existing 2012 Quarterly Incentive Plan.

Awards under the 2013 QIP are earned based on performance during a three-month performance period in the form of cash paid after the end of the quarterly period, provided the quarterly period goals have been attained. An executive’s target award under the 2013 QIP is equal to the sum of their (1) Part A target award and (2) Part B target award.  The Part A target award is intended to represent an executive’s historical annual incentive compensation opportunity (and will be considered in calculating such executive’s severance, change in control and retirement benefits).  The Part B target award is intended to represent a portion of the executive’s historical long term incentive compensation opportunity (including the portion of the Long Term Incentive Program that for 2012 was shifted into the 2012 Quarterly Incentive Plan), with a 25% reduction in the target value of the long-term incentive component to take into account the reduced program risk as a result of the shorter performance measurement period and shift from equity-based to cash incentive.  The table below shows the Part A and Part B target awards for the named executive officers on an annualized basis.  Target awards for each quarterly period will be 25% of the annualized amounts included in the table below:

Name	2013 QIP Part A Annualized Target Award (as a percentage of base salary)	2013 QIP Part B Annualized Target Award (as a percentage of base salary)	2013 QIP Total Annualized Target Award (as a percentage of base salary)
John K. Welch	100%	187.5%	287.5%
John C. Barpoulis	70%	135%	205%
Peter B. Saba	70%	135%	205%
Philip G. Sewell	70%	135%	205%
Robert Van Namen	70%	135%	205%

Actual payout of these awards will be determined by the performance of the Company during the quarterly performance period against one or more quarterly period goals reflecting the corporate needs to be accomplished in the quarterly period to ensure the achievement of the Company’s short-term strategic objectives and to maximize enterprise value.  Each goal will be given a percentage weight, with the sum of goals for each quarterly period totaling 100% of the executive’s target award.  The goals for Part A and Part B target awards will be the same and will be weighted the same for Part A and Part B.

Target awards attributable to a goal will be earned, if at all, based on the satisfaction of the goal within a quarterly period, as determined by the Compensation Committee. If a goal is not satisfied within a quarterly period to warrant a full or partial payout, the Compensation Committee, in its discretion, shall determine whether or not to reaffirm the target award opportunity for the next quarterly period.  The value of any goal that is reaffirmed and carried forward may be retained or may be reduced up to 100% to reflect that the goal was not achieved in accordance with its original terms, with the amount of such reduction determined at the discretion of the Compensation Committee.  The portion of the target award attributable to any goals not achieved in the quarterly period and not carried forward shall be forfeited. Any goals not met by the end of the calendar year will be forfeited.  While it is contemplated that the goals will be such that they will be achieved or not achieved during a quarterly period, following the completion of the calendar year, for any goals that have not been fully achieved by the last day of the calendar year but for which significant progress has been made, the Compensation Committee in its discretion may provide for positive adjustment to performance and award a partial target award payable with respect to any goal.  The Compensation Committee may also exercise negative discretion to reduce the amount of any target award payable with respect to any goal or any quarterly period.  In no event will any goal be paid out, whether originally or carried forward, at more than 100% of target.

If, prior to the payout of an award with respect to a performance period (1) there is a change in control of the Company and an executive’s employment is terminated by the Company other than for cause (or is terminated by the executive for good reason) (e.g., “double trigger”), awards for the quarter will vest as though earned and be paid regardless of performance; (2) an executive’s employment is terminated by the Company other than for cause, prorated awards will vest and be paid in accordance with actual performance after the end of the quarterly performance period at the same time as other awards are paid to executives; and (3) an executive leaves the Company due to death or disability, prorated awards will be fully vested and paid regardless of performance. Notwithstanding the forgoing, awards with respect to any goals that have been carried forward from a prior quarterly period will vest and be paid in accordance with actual performance through the date of termination. To the extent a carry forward goal has not been attained by the date of termination, it will be forfeited. Performance must be certified by the Compensation Committee prior to any award being paid (other than death, disability or change in control).

The foregoing summary of the 2013 QIP is qualified in its entirety by reference to the text of the 2013 QIP, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Executive Severance Plan. On January 10, 2013, the Compensation Committee approved the amendment and restatement of the USEC Inc. Executive Severance Plan (the “Severance Plan”), effective January 1, 2013.  Under the existing Severance Plan, if an executive officer is terminated by the Company without cause, he is eligible to receive: (1) a prorated share of his current annual incentive (payable at the end of the performance period based on actual performance) up to the date of termination; (2) a lump sum cash severance equal to one year’s base salary and bonus (the “Lump Sum Cash Severance Benefit”); and (3) continuation of medical and dental coverage as well as life insurance (“Continuing Severance Benefits”) paid for by the Company for one year after termination (the “Severance Period”) (or until he receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.

The amendment to the Severance Plan temporarily (1) increases the Lump Sum Cash Severance Benefit for the named executive officers from one times annual base salary and bonus to two times annual base salary and bonus and (2) increases the Severance Period during which the executive is entitled to Continuing Severance Benefits from one year to two years.  Under the Severance Plan, these increased benefits will be phased back to their current level effective January 1, 2015.  Bonus under the Severance Plan has historically been calculated as the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination.  In light of the changes to the executive incentive program for 2013 described above, the definition of bonus under the Severance Plan was revised to include the Part A target award under the 2013 QIP (which is intended to represent an executive's historical annual incentive compensation opportunity) and to exclude the Part B target award under the 2013 QIP (which is intended to represent a portion of the executive's historical long term incentive compensation opportunity).

The amendment also extended the duration of the restrictive covenants relating to non-competition and non-solicitation from one year to two years to be aligned with the Severance Period.  This will also be phased back to one year effective January 1, 2015.  Under the Severance Plan, severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to non-competition and non-solicitation of Company employees during the Severance Period. Under the Severance Plan, no severance is paid to an employee who is terminated for cause or who resigns voluntarily, including retirement.

The foregoing summary of the USEC Inc. Executive Severance Plan, as amended and restated effective January 1, 2013, is qualified in its entirety by reference to the text of the Severance Plan, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Executive Change in Control Agreements. On January 10, 2013, the Compensation Committee approved revisions to the Company’s existing change in control agreements with the named executive officers.  The existing change in control agreements provide each named executive officer with certain benefits if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”) the Company terminates his employment for any reason other than cause, or the executive terminates his employment for “good reason” (as defined in the agreement) (e.g., “double trigger”). These benefits are in lieu of any severance benefits the named executive officer would otherwise be eligible to receive under the Severance Plan.

Under the terms of each named executive officer’s existing change in control agreement, if during a protected period he is terminated other than for cause or terminates his employment for “good reason,” he would receive a cash payment of his unpaid base salary through the date of termination plus all other amounts to which he was entitled under any compensation or benefit plan of the Company. In addition, as a change in control payment, he would receive a cash lump sum payment equal to two and a half times the sum of his annual base salary and bonus (the “Change in Control Lump Sum Benefit”). In addition, under the terms of each agreement, the Company would provide him and his dependents with continuation of life, accident and health insurance benefits (“Continuing Change in Control Benefits”) for two and a half years following the occurrence of the change in control (the “Covered Period”) or, if sooner, until he is covered by comparable programs of a subsequent employer. In addition, the executive will receive two and a half additional years of service for purposes of retirement plan benefits under the USEC Inc. 1999 Supplemental Executive Retirement Plan or the USEC Inc. 2006 Supplemental Executive Retirement Plan, as applicable (the “Additional Pension Credit”). Under the existing change in control agreements, if the executive receives payments, whether or not under his or her agreement that would subject him to any federal excise tax due under Section 4999 of the Internal Revenue Code, either his severance payments would be reduced so as not to trigger the excise tax or, if it would produce a larger net benefit, the executive will receive a cash payment equal to the amount of the excise tax, which would partially reimburse the executive for the amount of the tax (an “Excise Tax Gross-Up”).

The change in control agreements for the named executive officers were revised, effective January 1, 2013, to:  (1) reduce the Change in Control Lump Sum Benefit for the named executive officers from two and a half times annual base salary and bonus to two times annual base salary and bonus; (2) reduce the Covered Period during which the executive is entitled to Continuing Change in Control Benefits from two and a half years to two years; and (3) to eliminate the Additional Pension Credit and the Excise Tax Gross-Up. Bonus under the change in control agreements has historically been calculated as the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination.  In light of the changes to the executive incentive program for 2013 described above, the definition of bonus under the change in control agreements was revised to include the Part A target award under the 2013 QIP (which is intended to represent an executive's historical annual incentive compensation opportunity) and to exclude the Part B target award under the 2013 QIP (which is intended to represent a portion of the executive's historical long term incentive compensation opportunity). The change in control agreements were also revised to reduce the duration of the restrictive covenants relating to non-competition and non-solicitation from two and a half years to two years to be aligned with the Covered Period. In order to receive benefits under the change in control agreement, the named executive officer must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and during the Covered Period.

The foregoing summary of the amendments to the change in control agreements for the named executive officers and other executive officers is qualified in its entirety by reference to the text of the form of change in control agreement for executive officers, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Cancellation of Unexercised Options.  In consideration for being eligible to participate in the 2013 QIP, each of the named executive officers agreed to the cancellation of their existing 2,190,445 unexercised stock options (Mr. Welch, 915,833; Mr. Barpoulis, 331,608; Mr. Saba, 154,776; Mr. Sewell, 432,614; Mr. Van Namen, 355,614), all of which had an exercise price significantly above the current market price for the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1	USEC Inc. 2013 Quarterly Incentive Plan

10.2	USEC Inc. Amended and Restated Executive Severance Plan

10.3	Form of change in control agreement with executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

January 16, 2013	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

10.1	USEC Inc. 2013 Quarterly Incentive Plan.

10.2	USEC Inc. Amended and Restated Executive Severance Plan

10.3	Form of change in control agreement with executive officers